UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

BERKELEY COFFEE & TEA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Building B, #439, Jinyuan Ba Lu

Jiangpiao Town, Jiading District

Shanghai, 201812, China
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  011-86-15021337898

_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8.01 – Other Events

Item 8.01 Other Events.

Effective November 8, 2012, Berkeley Coffee & Tea, Inc. and, its wholly-owned China subsidiary, DTS8 Coffee (Shanghai) Co., Ltd (collectively referred to as the “Company), entered into a licensing agreement with Coffee Holding Company, Inc., a Nevada corporation.  Pursuant to the license agreement the Company has been granted an exclusive use of the Don Manuel Brand to roast, market and sell coffee in the territory; which includes the People Republic of China, Taiwan, Thailand, Vietnam, Cambodia, Laos, Philippines, Myanmar, Indonesia, East Timor, Hong Kong, Macau, Malaysia, Singapore and Brunei. The Company will pay a license fee for all coffee sold under the Don Manuel Brand.  The license is valid for 5 years and will expire November 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 /s/ Sean Tan

Sean Tan, President, Chief Executive Officer.